Form 10-K, Exhibit 13
period 2004-03-01
DEUTSCHE MORT & ASSET RECEIVING CORP COMM 2003 LNB1
filed 2004-03-30
CIK 1240598

Exhibit 31.1

Certification

COMM 2003-LNB1 Mortgage Trust (the "Trust")

I, Helaine M. Kaplan, President of Deutsche Mortgage & Asset Receiving Corporation, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer and the special servicer under the pooling and servicing agreement, for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in the reports, the servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

5. The reports disclose all significant deficiencies relating to the servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: GEMSA Loan Services, L.P., as master servicer with respect to the Westfield Shoppingtown Portfolio Whole Loan, GMAC Commercial Mortgage Corporation, as servicer and as master servicer of the Chandler Fashion Center Whole Loan, Lennar Partners, Inc., as special servicer, and LaSalle Bank National Association, as bond administrator.

Date: 3/29/04

By: /s/ Helaine M. Kaplan

Helaine M. Kaplan

President, Deutsche Mortgage & Asset Receiving Corporation